Exhibit 99.2

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Unless otherwise indicated, General Motors Company's (GM) non-GAAP measures are related to our continuing operations and not our discontinued operations. GM's non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; Core EBIT-adjusted; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include but are not limited to impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions; costs arising from the ignition switch recall and related legal matters; and certain currency devaluations associated with hyperinflationary economies. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item.

Core EBIT-adjusted Core EBIT-adjusted is used by management and can be used by investors to review our core consolidated operating results. Core EBIT-adjusted begins with EBIT-adjusted and excludes the EBIT-adjusted results of GM Cruise. Prior to the three months ended June 30, 2018 Core EBIT-adjusted excluded the EBIT-adjusted results of autonomous vehicle operations, including GM Cruise, Maven and our investment in Lyft, Inc. (Lyft). The measure was changed to align with segment reporting. All periods presented have been recast to reflect the changes.

EPS-diluted-adjusted EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less income (loss) from discontinued operations on an after-tax basis, adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or reversal of significant deferred tax asset valuation allowances.

ETR-adjusted ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments.

ROIC-adjusted ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of capital leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period. Adjustments to the average equity balances exclude assets and liabilities classified as either assets held for sale or liabilities held for sale.

Adjusted automotive free cash flow Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from continuing operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles segment profit (loss) to Net income (loss) attributable to stockholders under U.S. GAAP (dollars in millions):

	Three Months Ended		Years Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Operating segments
GM North America (GMNA)	$3,041	$2,875	$10,769	$11,889
GM International (GMI)	(48)	416	423	1,300
GM Cruise	(194)	(158)	(728)	(613)
General Motors Financial Company, Inc. (GM Financial)(a)	416	301	1,893	1,196
Total operating segments	3,215	3,434	12,357	13,772
Corporate and eliminations(b)	(387)	(349)	(574)	(928)
EBIT-adjusted	2,828	3,085	11,783	12,844
Adjustments
Transformation activities(c)	(1,327)	—	(1,327)	—
GMI restructuring(d)	—	—	(1,138)	(540)
Ignition switch recall and related legal matters(e)	—	—	(440)	(114)
Total adjustments	(1,327)	—	(2,905)	(654)
Automotive interest income	117	82	335	266
Automotive interest expense	(185)	(145)	(655)	(575)
Income tax (expense) benefit(f)	611	(7,896)	(474)	(11,533)
Income (loss) from continuing operations(g)	2,044	(4,874)	8,084	348
Loss from discontinued operations, net of tax(h)	—	277	70	4,212
Net income (loss) attributable to stockholders	$2,044	$(5,151)	$8,014	$(3,864)
__________

(a)	GM Financial amounts represent earnings before income taxes-adjusted.

(b)
GM's automotive operations' interest income and interest expense, Maven, legacy costs from the Opel and Vauxhall businesses and certain other assets in Europe (the Opel/Vauxhall Business), which are primarily pension costs, corporate expenditures and certain nonsegment specific revenues and expenses are recorded centrally in Corporate.

(c)
These adjustments were excluded because of a strategic decision to accelerate our transformation for the future to strengthen our core business, capitalize on the future of personal mobility, and drive significant cost efficiencies. The adjustments primarily consist of employee separation charges and accelerated depreciation.

(d)
These adjustments were excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. The adjustments primarily consist of employee separation charges, asset impairments and supplier claims in the year ended December 31, 2018, all in Korea. The adjustment in the year ended December 31, 2017 primarily consists of asset impairments and other restructuring actions in India, South Africa and Venezuela.

(e)	These adjustments were excluded because of the unique events associated with the ignition switch recall, which included various investigations, inquiries and complaints from constituents.

(f)
Income tax (expense) benefit includes an adjustment of $1.1 billion in the year ended December 31, 2018 consisting of (1) a non-recurring tax benefit related to foreign earnings recorded in the three months ended December 31, 2018; and (2) tax effects related to U.S. tax reform legislation. The adjustment of $9.1 billion in the year ended December 31, 2017 represents the tax expense of $7.3 billion related to U.S. tax reform legislation recorded in the three months ended December 31, 2017 and the establishment of a valuation allowance against deferred tax assets of $2.3 billion that will no longer be realizable as a result of the sale of the Opel/Vauxhall Business, partially offset by tax benefits related to tax settlements.

(g)	Net of Net (income) loss attributable to noncontrolling interests.

(h)	Represents the results of the Opel/Vauxhall Business and our European financing subsidiaries and branches (the Fincos, and together with the Opel/Vauxhall Business, the European Business).

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles EBIT-adjusted to Core EBIT-adjusted:

	Three Months Ended		Years Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
EBIT-adjusted(a)	$2,828	$3,085	$11,783	$12,844
EBIT loss-adjusted – GM Cruise	194	158	728	613
Core EBIT-adjusted	$3,022	$3,243	$12,511	$13,457
________

(a)	Refer to the reconciliation of segment profit (loss) to Net income (loss) attributable to stockholders under U.S. GAAP for adjustment details.

The following table reconciles diluted earnings (loss) per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions):

	Three Months Ended				Years Ended
	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings (loss) per common share	$2,006	$1.40	$(5,165)	$(3.65)	$7,916	$5.53	$(3,880)	$(2.60)
Impact of including dilutive securities(a)		—		0.07		—		—
Diluted loss per common share – discontinued operations	—	—	277	0.19	70	0.05	4,212	2.82
Adjustments(b)	1,327	0.93	—	—	2,905	2.03	654	0.44
Tax effect on adjustments(c)	(327)	(0.23)	—	—	(416)	(0.29)	(208)	(0.14)
Tax adjustments(d)	(954)	(0.67)	7,271	5.04	(1,111)	(0.78)	9,099	6.10
EPS-diluted-adjusted	$2,052	$1.43	$2,383	$1.65	$9,364	$6.54	$9,877	$6.62
________

(a)	Represents the dilutive effect of warrants and awards under stock incentive plans. Refer to the table below for the effect on weighted-average common shares outstanding – diluted-adjusted.

(b)	Refer to the reconciliation of segment profit (loss) to Net income (loss) attributable to stockholders under U.S. GAAP for adjustment details.

(c)	The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

(d)
In the year ended December 31, 2018 the adjustment consists of: (1) a non-recurring tax benefit related to foreign earnings recorded in the three months ended December 31, 2018; and (2) tax effects related to U.S. tax reform legislation. In the year ended December 31, 2017 the adjustment consisted of the tax expense of $7.3 billion related to U.S. tax reform legislation and the establishment of a valuation allowance against deferred tax assets of $2.3 billion that are no longer realizable as a result of the sale of the Opel/Vauxhall Business, partially offset by tax benefits related to tax settlements. These adjustments were excluded because impacts of tax legislation and valuation allowances are not considered part of our core operations.

The following table reconciles weighted-average common shares outstanding – diluted under U.S. GAAP to weighted-average common shares outstanding – diluted-adjusted used in the calculation of EPS-diluted-adjusted (shares in millions):

	Three Months Ended		Years Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Weighted-average common shares outstanding – diluted	1,432	1,414	1,431	1,492
Dilutive effect of warrants and awards under stock incentive plans	—	30	—	—
Weighted-average common shares outstanding – diluted-adjusted	1,432	1,444	1,431	1,492

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Years Ended December 31,
	2018			2017
	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate
Effective tax rate	$8,549	$474	5.5%	$11,863	$11,533	97.2%
Adjustments(a)(b)	2,946	416		654	208
Tax adjustments(c)		1,111			(9,099)
ETR-adjusted	$11,495	$2,001	17.4%	$12,517	$2,642	21.1%
________

(a)
Refer to the reconciliation of segment profit (loss) to Net income (loss) attributable to stockholders under U.S. GAAP for adjustment details. Net income attributable to noncontrolling interests for these adjustments is included in the year ended December 31, 2018.

(b)	The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

(c)	Refer to the reconciliation of diluted earnings (loss) per common share under U.S. GAAP to EPS-diluted-adjusted within the previous section for adjustment details.

We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Years Ended December 31,
	2018	2017
Net income (loss) attributable to stockholders	$8.0	$(3.9)
Average equity(a)	$37.4	$42.2
ROE	21.4%	(9.2)%
________

(a)	Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income (loss) attributable to stockholders.

The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Years Ended December 31,
	2018	2017
EBIT-adjusted(a)	$11.8	$12.8
Average equity(b)	$37.4	$42.2
Add: Average automotive debt and interest liabilities (excluding capital leases)	14.4	11.6
Add: Average automotive net pension & OPEB liability	18.3	21.0
Less: Average automotive net income tax asset	(22.7)	(29.3)
ROIC-adjusted average net assets	$47.4	$45.5
ROIC-adjusted	24.9%	28.2%
________

(a)	Refer to the reconciliation of segment profit (loss) to Net income (loss) attributable to stockholders under U.S. GAAP for adjustment details.

(b)	Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles Net automotive cash provided by operating activities from continuing operations under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Years Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net automotive cash provided by operating activities – continuing operations	$6,299	$6,775	$11,737	$14,358
Less: capital expenditures – continuing operations	(2,190)	(2,049)	(8,686)	(8,325)
Adjustments
Transformation activities	19	—	19	—
Korea restructuring	27	—	775	—
U.K. pension plan contribution(a)	—	198	—	198
GM Financial dividend(a)	—	(550)	—	(550)
Total adjustments	46	(352)	794	(352)
Adjusted automotive free cash flow – continuing operations	4,155	4,374	3,845	5,681
Net automotive cash used in operating activities – discontinued operations	—	(51)	—	(36)
Less: capital expenditures – discontinued operations	—	—	—	(653)
Adjusted automotive free cash flow	$4,155	$4,323	$3,845	$4,992
________

(a)	These cash flows were excluded because they resulted from the sale of the European Business.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	GM Cruise	GM Financial	Eliminations	Total
Three Months Ended December 31, 2018
Net sales and revenue	$29,823	$4,960	$48		$34,831	$—	$3,599	$(31)	$38,399
Expenditures for property	$1,942	$243	$4	$1	$2,190	$—	$9	$—	$2,199
Depreciation and amortization	$1,521	$136	$14	$(3)	$1,668	$2	$1,971	$—	$3,641
Impairment charges	$2	$3	$—	$—	$5	$—	$—	$—	$5
Equity income(a)	$1	$305	$—	$—	$306	$—	$42	$—	$348

	GMNA	GMI	Corporate	Eliminations	Total Automotive	GM Cruise	GM Financial	Eliminations	Total
Three Months Ended December 31, 2017
Net sales and revenue	$28,751	$5,694	$36		$34,481	$—	$3,252	$(18)	$37,715
Expenditures for property	$1,846	$195	$8	$—	$2,049	$23	$28	$—	$2,100
Depreciation and amortization	$1,155	$173	$10	$—	$1,338	$—	$1,816	$—	$3,154
Impairment charges	$19	$4	$—	$—	$23	$—	$—	$—	$23
Equity income(a)	$—	$503	$—	$—	$503	$—	$44	$—	$547

	GMNA	GMI	Corporate	Eliminations	Total Automotive	GM Cruise	GM Financial	Eliminations	Total
Year Ended December 31, 2018
Net sales and revenue	$113,792	$19,148	$203		$133,143	$—	$14,016	$(110)	$147,049
Expenditures for property	$7,784	$883	$21	$(2)	$8,686	$15	$60	$—	$8,761
Depreciation and amortization	$4,995	$562	$50	$(3)	$5,604	$7	$7,531	$—	$13,142
Impairment charges	$55	$466	$6	$—	$527	$—	$—	$—	$527
Equity income(a)	$8	$1,972	$—	$—	$1,980	$—	$183	$—	$2,163

	GMNA	GMI	Corporate	Eliminations	Total Automotive	GM Cruise	GM Financial	Eliminations	Total
Year Ended December 31, 2017
Net sales and revenue	$111,345	$21,920	$342		$133,607	$—	$12,151	$(170)	$145,588
Expenditures for property	$7,704	$607	$14	$—	$8,325	$34	$94	$—	$8,453
Depreciation and amortization	$4,654	$708	$32	$(1)	$5,393	$1	$6,573	$—	$11,967
Impairment charges	$78	$211	$5	$—	$294	$—	$—	$—	$294
Equity income(a)	$8	$1,951	$—	$—	$1,959	$—	$173	$—	$2,132
________

(a)	Includes Automotive China equity income of $307 million and $504 million in the three months ended December 31, 2018 and 2017 and $2.0 billion in the years ended December 31, 2018 and 2017.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and our market share. Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly these countries are excluded from industry sales data and the corresponding calculation of GM's market share.

Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. Government, and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the year ended December 31, 2018 36% of our wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
GMNA(a)	896	915	3,555	3,511
GMI(b)	316	328	1,152	1,267
Total	1,212	1,243	4,707	4,778

Discontinued operations	—	—	—	696
__________

(a)	Wholesale vehicle sales related to transactions with the European Business were insignificant for the three months and year ended December 31, 2017.

(b)	Wholesale vehicle sales include 131 vehicles related to transactions with the European Business for the year ended December 31, 2017.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales, such as sales to large and small businesses, governments, and daily rental car companies; and (3) vehicles used by dealers in their businesses, including courtesy transportation vehicles. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by GM's dealers, distributors, and joint ventures, commercially available data sources such as registration and insurance data, and internal estimates and forecasts when other data is not available.

The following table summarizes total industry vehicle sales, by geographic region (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
United States
Chevrolet – Cars	111	147	476	617
Chevrolet – Trucks	255	261	969	926
Chevrolet – Crossovers	167	142	591	522
Cadillac	41	43	155	156
Buick	51	59	207	219
GMC	160	155	556	562
Total United States	785	807	2,954	3,002
Canada, Mexico and Other	132	150	536	574
Total North America(a)	917	957	3,490	3,576
Asia/Pacific, Middle East and Africa
Chevrolet	287	310	959	980
Wuling	295	340	1,071	1,141
Buick	267	347	1,020	1,183
Baojun	208	356	840	997
Cadillac	58	53	213	184
Other	25	49	97	185
Total Asia/Pacific, Middle East and Africa(a)(b)	1,140	1,455	4,200	4,670
South America(a)(c)	185	181	690	669
Total in GM markets	2,242	2,593	8,380	8,915
Total Europe	1	1	4	685
Total Worldwide	2,243	2,594	8,384	9,600
_______

(a)	Sales of Opel/Vauxhall outside of Europe were insignificant in the three months and year ended December 31, 2017.

(b)	Includes sales in India and South Africa. As of December 31, 2017 we have ceased sales of Chevrolet for the domestic markets in India and South Africa.

(c)	Primarily Chevrolet.

The vehicle sales at GM's China joint ventures presented in the following table are included in GM's retail vehicle sales above (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
SAIC General Motors Sales Co., Ltd.	466	599	1,749	1,906
SAIC GM Wuling Automobile Co., Ltd. and FAW-GM Light Duty Commercial Vehicle Co., Ltd.	499	694	1,896	2,135

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Years Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Market Share
United States – Cars	10.0%	11.7%	10.4%	11.5%
United States – Trucks	26.2%	28.3%	25.4%	26.3%
United States – Crossovers	16.0%	15.4%	14.8%	15.1%
Total United States	17.5%	18.1%	16.7%	17.1%
Total North America	16.9%	17.6%	16.2%	16.6%
Total Asia/Pacific, Middle East and Africa	8.8%	10.2%	8.6%	9.4%
Total South America	16.4%	16.5%	15.4%	16.1%
Total GM Market	11.5%	12.4%	11.2%	11.8%
Total Europe	—%	—%	—%	3.6%
Total Worldwide	9.4%	10.2%	8.9%	10.2%

United States fleet sales as a percentage of retail vehicle sales	19.6%	19.9%	21.3%	19.2%

North America capacity two shift utilization	93.6%	97.6%	97.0%	98.3%

General Motors Company and Subsidiaries

Combining Income Statement Information
(In millions) (Unaudited)

	Year Ended December 31, 2018					Year Ended December 31, 2017
	Automotive	GM Cruise	GM Financial	Eliminations	Combined	Automotive	GM Cruise	GM Financial	Eliminations	Combined
Net sales and revenue
Automotive	$133,143	$—	$—	$(98)	$133,045	$133,607	$—	$—	$(158)	$133,449
GM Financial	—	—	14,016	(12)	14,004	—	—	12,151	(12)	12,139
Total net sales and revenue	133,143	—	14,016	(110)	147,049	133,607	—	12,151	(170)	145,588
Costs and expenses
Automotive and other cost of sales	120,041	715	—	(100)	120,656	115,800	592	—	(163)	116,229
GM Financial interest, operating and other expenses	—	—	12,306	(8)	12,298	—	—	11,128	—	11,128
Automotive and other selling, general and administrative expense	9,624	26	—	—	9,650	9,549	21	—	—	9,570
Total costs and expenses	129,665	741	12,306	(108)	142,604	125,349	613	11,128	(163)	136,927
Operating income (loss)	3,478	(741)	1,710	(2)	4,445	8,258	(613)	1,023	(7)	8,661
Automotive interest expense	662	1	—	(8)	655	582	—	—	(7)	575
Interest income and other non-operating income, net	2,573	25	—	(2)	2,596	1,645	—	—	—	1,645
Equity income	1,980	—	183	—	2,163	1,959	—	173	—	2,132
Income (loss) before income taxes	7,369	(717)	1,893	4	8,549	11,280	(613)	1,196	—	11,863
Income tax expense					474					11,533
Income from continuing operations					8,075					330
Loss from discontinued operations, net of tax					70					4,212
Net income (loss)					8,005					(3,882)
Net loss attributable to noncontrolling interests					9					18
Net income (loss) attributable to stockholders					$8,014					$(3,864)

Net income (loss) attributable to common stockholders					$7,916					$(3,880)

General Motors Company and Subsidiaries

Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings (loss) per share (in millions, except per share amounts):

	Three Months Ended		Years Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Basic earnings per share
Income (loss) from continuing operations(a)	$2,044	$(4,874)	$8,084	$348
Less: cumulative dividends on subsidiary preferred stock	(38)	(14)	(98)	(16)
Income (loss) from continuing operations attributable to common stockholders	2,006	(4,888)	7,986	332
Loss from discontinued operations, net of tax	—	277	70	4,212
Net income (loss) attributable to common stockholders	$2,006	$(5,165)	$7,916	$(3,880)

Weighted-average common shares outstanding	1,412	1,414	1,411	1,465

Basic earnings (loss) per common share – continuing operations	$1.42	$(3.46)	$5.66	$0.23
Basic loss per common share – discontinued operations	$—	$0.19	$0.05	$2.88
Basic earnings (loss) per common share	$1.42	$(3.65)	$5.61	$(2.65)
Diluted earnings per share
Income (loss) from continuing operations attributable to common stockholders – diluted(a)	$2,006	$(4,888)	$7,986	$332
Loss from discontinued operations, net of tax – diluted	$—	$277	$70	$4,212
Net income (loss) attributable to common stockholders – diluted	$2,006	$(5,165)	$7,916	$(3,880)

Weighted-average common shares outstanding – diluted	1,432	1,414	1,431	1,492

Diluted earnings (loss) per common share – continuing operations	$1.40	$(3.46)	$5.58	$0.22
Diluted loss per common share – discontinued operations	$—	$0.19	$0.05	$2.82
Diluted earnings (loss) per common share	$1.40	$(3.65)	$5.53	$(2.60)
Potentially dilutive securities(b)	9	—	9	—
__________

(a)	Net of Net income (loss) attributable to noncontrolling interests.

(b)	Potentially dilutive securities attributable to outstanding stock options and RSUs were excluded from the computation of diluted EPS because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries

Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	December 31, 2018					December 31, 2017
	Automotive	GM Cruise	GM Financial	Reclassifications / Eliminations	Combined	Automotive	GM Cruise	GM Financial	Reclassifications / Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$13,670	$2,291	$4,883	$—	$20,844	$11,224	$23	$4,265	$—	$15,512
Marketable securities(a)	5,966	92	—	(92)	5,966	8,313	—	—	—	8,313
Accounts and notes receivable, net(b)	5,916	1	1,430	(798)	6,549	7,759	—	806	(401)	8,164
GM Financial receivables, net(c)	—	—	27,367	(517)	26,850	—	—	20,901	(380)	20,521
Inventories	9,816	—	—	—	9,816	10,663	—	—	—	10,663
Equipment on operating leases, net	247	—	—	—	247	1,106	—	—	—	1,106
Other current assets	1,372	27	3,640	(18)	5,021	1,394	2	3,069	—	4,465
Total current assets	36,987	2,411	37,320	(1,425)	75,293	40,459	25	29,041	(781)	68,744
Non-current Assets
GM Financial receivables, net(c)	—	—	25,145	(62)	25,083	—	—	21,271	(63)	21,208
Equity in net assets of nonconsolidated affiliates	7,860	—	1,355	—	9,215	7,886	—	1,187	—	9,073
Property, net	38,464	43	251	—	38,758	35,960	34	259	—	36,253
Goodwill and intangible assets, net	3,552	671	1,356	—	5,579	3,803	679	1,367	—	5,849
Equipment on operating leases, net	—	—	43,559	—	43,559	—	—	42,882	—	42,882
Deferred income taxes	23,935	70	77	—	24,082	23,301	(72)	315	—	23,544
Other assets	4,880	—	890	—	5,770	4,000	—	929	—	4,929
Total non-current assets	78,691	784	72,633	(62)	152,046	74,950	641	68,210	(63)	143,738
Total Assets	$115,678	$3,195	$109,953	$(1,487)	$227,339	$115,409	$666	$97,251	$(844)	$212,482
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(b)	$22,359	$28	$707	$(797)	$22,297	$23,692	$4	$634	$(401)	$23,929
Short-term debt and current portion of long-term debt
Automotive(c)	1,452	—	—	(517)	935	2,895	—	—	(380)	2,515
GM Financial	—	—	30,956	—	30,956	—	—	24,450	—	24,450
Accrued liabilities	24,042	41	3,985	(19)	28,049	22,518	26	3,452	—	25,996
Total current liabilities	47,853	69	35,648	(1,333)	82,237	49,105	30	28,536	(781)	76,890
Non-current Liabilities
Long-term debt
Automotive(c)	13,090	—	—	(62)	13,028	11,050	—	—	(63)	10,987
GM Financial	—	—	60,032	—	60,032	—	—	56,267	—	56,267
Postretirement benefits other than pensions	5,370	—	—	—	5,370	5,998	—	—	—	5,998
Pensions	11,535	—	3	—	11,538	13,743	—	3	—	13,746
Other liabilities	10,167	35	2,155	—	12,357	10,682	7	1,705	—	12,394
Total non-current liabilities	40,162	35	62,190	(62)	102,325	41,473	7	57,975	(63)	99,392
Total Liabilities	88,015	104	97,838	(1,395)	184,562	90,578	37	86,511	(844)	176,282
Commitments and contingencies
Equity
Common stock, $0.01 par value	14	—	—	—	14	14	—	—	—	14
Preferred stock, $0.01 par value	—	—	—	—	—	—	—	—	—	—
Additional paid-in capital(a)(d)	25,606	4	1,373	(1,420)	25,563	25,371	—	985	(985)	25,371
Retained earnings(a)	9,103	1,480	11,783	(44)	22,322	6,499	629	10,499	—	17,627
Accumulated other comprehensive loss	(7,998)	—	(1,041)	—	(9,039)	(7,267)	—	(744)	—	(8,011)
Total stockholders’ equity	26,725	1,484	12,115	(1,464)	38,860	24,617	629	10,740	(985)	35,001
Noncontrolling interests(d)	938	1,607	—	1,372	3,917	214	—	—	985	1,199
Total Equity	27,663	3,091	12,115	(92)	42,777	24,831	629	10,740	—	36,200
Total Liabilities and Equity	$115,678	$3,195	$109,953	$(1,487)	$227,339	$115,409	$666	$97,251	$(844)	$212,482
_________

(a)	Elimination primarily includes GM Cruise purchase of GM common stock.

(b)
Eliminations primarily include Automotive accounts receivable of $63 million offset by GM Financial accounts payable, GM Financial accounts receivable of $729 million offset by Automotive accounts payable at December 31, 2018 and GM Financial accounts receivable of $309 million offset by Automotive accounts payable and Automotive accounts receivable of $92 million offset by GM Financial accounts payable at December 31, 2017.

(c)	Eliminations include GM Financial loan receivable of $579 million and $443 million offset by an Automotive loan payable at December 31, 2018 and December 31, 2017

(d)	Reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A and B. The preferred stock is classified as noncontrolling interests in our condensed consolidated balance sheet.

General Motors Company and Subsidiaries

Combining Cash Flow Information
(In millions) (Unaudited)

	Year Ended December 31, 2018					Year Ended December 31, 2017
	Automotive	GM Cruise	GM Financial	Reclassification/Eliminations	Combined	Automotive	GM Cruise	GM Financial	Reclassification/Eliminations	Combined
Cash flows from operating activities
Income (loss) from continuing operations	$7,075	$(583)	$1,579	$4	$8,075	$(246)	$(587)	$1,163	$—	$330
Depreciation and impairment of Equipment on operating leases, net	140	—	7,464	—	7,604	282	—	6,523	—	6,805
Depreciation, amortization and impairment charges on Property, net	5,991	7	67	—	6,065	5,405	1	50	—	5,456
Foreign currency remeasurement and transaction losses	156	—	12	—	168	43	—	9	—	52
Undistributed earnings of nonconsolidated affiliates, net	42	—	(183)	—	(141)	41	—	(173)	—	(132)
Pension contributions and OPEB payments	(2,069)	—	—	—	(2,069)	(1,636)	—	—	—	(1,636)
Pension and OPEB income, net	(1,281)	—	1	—	(1,280)	(935)	—	1	—	(934)
Provision (benefit) for deferred taxes	(212)	(134)	234	—	(112)	10,928	(26)	(22)	—	10,880
Change in other operating assets and liabilities(a)(b)	1,568	59	(139)	(2,864)	(1,376)	(589)	18	72	(2,516)	(3,015)
Other operating activities(e)	327	46	(1,663)	(388)	(1,678)	1,065	108	(1,089)	(552)	(468)
Net cash provided by (used in) operating activities – continuing operations	11,737	(605)	7,372	(3,248)	15,256	14,358	(486)	6,534	(3,068)	17,338
Net cash provided by (used in) operating activities – discontinued operations	—	—	—	—	—	(36)	—	220	(194)	(10)
Net cash provided by (used in) operating activities	11,737	(605)	7,372	(3,248)	15,256	14,322	(486)	6,754	(3,262)	17,328
Cash flows from investing activities
Expenditures for property	(8,686)	(15)	(60)	—	(8,761)	(8,325)	(34)	(94)	—	(8,453)
Available-for-sale marketable securities, acquisitions(c)	(2,820)	(90)	—	90	(2,820)	(5,503)	—	—	—	(5,503)
Available-for-sale marketable securities, liquidations	5,108	—	—	—	5,108	9,007	—	—	—	9,007
Acquisition of companies/investments, net of cash acquired	(29)	—	(54)	—	(83)	(4)	(37)	—	—	(41)
Purchases of finance receivables, net(a)(b)	—	—	(28,888)	3,217	(25,671)	—	—	(22,108)	2,783	(19,325)
Principal collections and recoveries on finance receivables(b)	—	—	17,357	(309)	17,048	—	—	12,854	(276)	12,578
Purchases of leased vehicles, net	—	—	(16,736)	—	(16,736)	—	—	(19,180)	—	(19,180)
Proceeds from termination of leased vehicles	—	—	10,864	—	10,864	—	—	6,667	—	6,667
Other investing activities(d)	(1,254)	(19)	1	1,394	122	(404)	—	(1)	583	178
Net cash used in investing activities – continuing operations	(7,681)	(124)	(17,516)	4,392	(20,929)	(5,229)	(71)	(21,862)	3,090	(24,072)
Net cash provided by (used in) investing activities – discontinued operations	166	—	—	—	166	(3,613)	—	4	109	(3,500)
Net cash used in investing activities	(7,515)	(124)	(17,516)	4,392	(20,763)	(8,842)	(71)	(21,858)	3,199	(27,572)
Cash flows from financing activities
Net increase (decrease) in short-term debt	62	—	1,124	—	1,186	(35)	—	(105)	—	(140)
Proceeds from issuance of debt (original maturities greater than three months)(d)	4,908	277	38,893	(277)	43,801	3,824	583	48,363	(583)	52,187
Payments on debt (original maturities greater than three months)	(4,412)	—	(28,841)	(70)	(33,323)	(1,123)	—	(32,469)	—	(33,592)
Payments to purchase common stock(c)	(100)	—	—	(90)	(190)	(4,492)	—	—	—	(4,492)
Proceeds from issuance of subsidiary preferred and common stock(d)	720	2,750	492	(1,100)	2,862	—	—	985	—	985
Dividends paid(e)	(2,151)	(32)	(434)	375	(2,242)	(2,233)	—	(550)	550	(2,233)
Other financing activities	(514)	2	(146)	18	(640)	(161)	(4)	(155)	15	(305)
Net cash provided by (used in) financing activities – continuing operations	(1,487)	2,997	11,088	(1,144)	11,454	(4,220)	579	16,069	(18)	12,410
Net cash provided by (used in) financing activities – discontinued operations	—	—	—	—	—	(126)	—	219	81	174
Net cash provided by (used in) financing activities	(1,487)	2,997	11,088	(1,144)	11,454	(4,346)	579	16,288	63	12,584
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(231)	—	(68)	—	(299)	267	—	81	—	348
Net increase (decrease) in cash, cash equivalents and restricted cash	2,504	2,268	876	—	5,648	1,401	22	1,265	—	2,688
Cash, cash equivalents and restricted cash at beginning of period	11,258	23	6,567	—	17,848	9,857	1	5,302	—	15,160
Cash, cash equivalents and restricted cash at end of period	$13,762	$2,291	$7,443	$—	$23,496	$11,258	$23	$6,567	$—	$17,848
Cash, cash equivalents and restricted cash – continuing operations at end of period	$13,762	$2,291	$7,443	$—	$23,496	$11,258	$23	$6,567	$—	$17,848
_________

(a)
Reclassifications include $2.6 billion and $2.1 billion in the years ended December 31, 2018 and 2017 for purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.

(b)
Eliminations include $611 million and $683 million in Purchases of finance receivables, net in the years ended December 31, 2018 and 2017, and $309 million and $276 million in Principal collections and recoveries on finance receivables in the years ended December 31, 2018 and 2017 primarily related to the re-timing of cash receipts and payments between Automotive and GM Financial.

(c)	Reclassifications include $90 million in the year ended December 31, 2018 for GM Cruise's investment in GM common stock.

(d)
Eliminations include $1.4 billion and $583 million in the years ended December 31, 2018 and 2017 for Automotive cash injections in GM Cruise, inclusive of the $1.1 billion investment in GM Cruise Preferred Stock in the year ended December 31, 2018.

(e)	Eliminations include dividends issued by GM Financial to Automotive.